Exhibit 10.3

Execution Version

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”) is made as of March 7, 2019 by and between VIA optronics AG, a German stock corporation (Aktiengesellschaft), with business address at Sieboldstraße 18, 80411 Nuremberg, Germany (“VIA”), VIA Optronics GmbH, a German private limited company (Gesellschaft mit beschränkter Haftung), with business address at Lettenfeldstraße 15, 90592 Schwarzenbruck, Germany (“VIA GmbH”) and Corning Research & Development Corporation, a Delaware corporation, with business address at One Riverfront Plaza, Corning, New York 14831, USA (“Corning”).

WHEREAS, concurrently with the execution of this Agreement, VIA GmbH and Corning Automotive Glass Solutions (Hefei) Co., Ltd. are entering into each of that certain Long Term Supply Agreement and Manufacturing Services Agreement and VIA GmbH and Corning Auto Glass Solutions LLC are entering into that certain Development Agreement (collectively, the “Commercial Agreements”);

WHEREAS, VIA is organized in the legal form of the German stock corporation (Aktiengesellschaft) and is in the process of becoming duly registered in the commercial register of the Local Court of Nuremberg. The registered share capital of VIA amounts to EUR 100,000 and is divided into 100,000 non-par value shares (nennwertlose Stückaktien). On the date hereof, no authorized capital and no conditional capital exist for VIA. The registered share capital of VIA is owned as follows:

Name of shareholder	Number of non-par value shares	Percentage
Coöperatief IMI Europe U.A. (“IMI”)	76,000	76%
Mr. Jürgen Eichner (“Mr. Eichner”)	24,000	24%

Total	100,000	100%

WHEREAS, VIA GmbH is registered in the commercial register of the Local Court of Nuremberg under HRB 22650. The share capital of VIA GmbH amounts to EUR 73,327 and is as of the date hereof owned as follows:

Name of shareholder	Nominal amount of shares in EUR	Percentage
IMI	16,584
	1,711
	5,132
	13,150
	3,500
	15,652
Subtotal:	55,729	76%
Mr. Eichner	17,598	24%

Total	73,327	100%

WHEREAS, IMI and Mr. Eichner will contribute and transfer in due course, but in any case prior to the consummation of the IPO, the respective shares in VIA GmbH in the course of a capital increase in kind of VIA to VIA (“Capital Increase”). Following the consummation of the Capital Increase, (i) VIA will become the sole shareholder of VIA GmbH and (ii) IMI and Mr. Eichner will increase the number of shares owned by each of them on a pro rata basis so that IMI continues to own 76% of the shares in VIA and Mr. Eichner 24% of the shares in VIA.

WHEREAS, VIA GmbH owns

•                  100% the shares in the following companies

•                  VIA optronics (Suzhou) Co. Ltd., a company duly organized and existing under the laws of China, with its seat in Suzhou, China, and unified social credit number 91320505576725426F, with a registered share capital in the nominal amount of EUR 4,700,000;

•                  VIA optronics LLC, a company duly organized and existing under the laws of Oregon, registered with the Division of Corporations of the state of Oregon under the registration number 587590-94, with a registered share capital in the nominal amount of USD 2,305,000; and

•                  VIA optronics (Taiwan) Ltd., a company duly established and existing under the laws of Taiwan, with its registered seat in Taipei, Taiwan, and registration number 50907057, and a total share capital in the amount of TWD 5,000,000;

•                  65% of the shares in VTS-Touchsensor Co., Ltd., a company duly organized and existing under the laws of Japan, with registered seat in Shiga, Japan, and a total share capital in the nominal amount of JPY 324,970,770, of which JPY 211,231,000 have been paid up.

WHEREAS, VIA collectively with VIA GmbH and all the aforementioned companies is hereinafter referred to as “Group Companies” and each such company individually as “Group Company”.

WHEREAS, VIA is anticipating undertaking an initial underwritten public offering (the “IPO”) that is registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), of American Depositary Shares (the “ADSs”) representing VIA’s ordinary shares, with notional value €1.00 per share (the “Ordinary Shares”), and, in connection with the IPO, to list the ADSs for trading on the New York Stock Exchange;

WHEREAS, the ADSs will be issued pursuant to a deposit agreement (the “Deposit Agreement”) among VIA, Bank of New York Mellon, as depositary (the “Depositary”), and holders and beneficial owners from time to time of the American Depositary Receipts issued by the Depositary and evidencing the ADSs;

WHEREAS, Corning desires to subscribe for and purchase from VIA, and VIA desires to issue, sell and transfer to Corning, in a transaction exempt from registration under the U.S. Securities Act and other applicable securities laws, ADSs at the purchase price per ADS specified in this Agreement; and

WHEREAS, the parties hereto have executed this Agreement on the date first written above, which is prior to the date on which the registration statement on Form F-1 relating to the offering and sale of ADSs in the IPO has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

Section 1.                                           Purchase and Sale of the Corning Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2), VIA agrees to issue, sell and transfer to Corning, free and clear of any pledges, encumbrances, attachments or other third-party rights, and Corning agrees to subscribe for and purchase from VIA, the number of ADSs (the “Corning Shares”) equal to that number, rounded down to the nearest whole number, which is obtained by dividing (x) USD 20,000,000.00 (the “Purchase Amount”) by (y) the purchase price per ADS sold to Corning (the “Purchase Price”). The Purchase Price is equal to the price obtained by multiplying (a) the price per ADS sold to the public in the IPO as set forth on the cover of the Final Prospectus (as defined in Section 3.7) by (b) 95%.

Section 2.                                           Closing. The closing of the purchase and sale of the Corning Shares (the “Closing”) shall take place concurrently with the initial closing of the IPO (the “Closing Date”) and remotely via the exchange of documents and signatures, or at such physical location as may be agreed upon by VIA and Corning, after the satisfaction or waiver of each of the conditions set forth in Section 6 and Section 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions).

2.1.                            VIA’s Obligations at Closing. At the Closing, VIA (i) shall issue, sell and transfer, or cause to be issued, sold and transferred, to Corning ADSs in the amount representing the number of Corning Shares, as determined pursuant to Section 1, by corresponding increase of VIA’s registered share capital with respect to the Ordinary Shares represented by such ADSs, and (ii) shall exclusively admit or cause to be exclusively admitted Corning to subscribe for and purchase ADSs in the amount representing the number of Corning Shares, as determined pursuant to Section 1.

2.2.                            Corning’s Obligations at Closing. At the Closing, only after VIA has fulfilled its obligations as set forth in Section 2.1, Corning (i) shall subscribe for and purchase ADSs in the amount representing the number of Corning Shares, as determined pursuant to Section 1, by executing two (2) subscription declarations pursuant to and as required by § 185 German Stock Corporation Act with respect to the Ordinary Shares represented by such ADSs and shall deliver the executed subscription declarations to VIA, and (ii) shall pay to VIA an amount equal to the nominal amount of the Corning Shares (the “Capital Contribution”) in the form of a wire transfer in the currency Euro in immediately available funds to a bank account designated in writing by VIA at least two Business Days before the Closing Date.

2.3.                            VIA’s Obligations after the Closing. Following Corning’s fulfillment of its obligations as set forth in Section 2.2, VIA shall take all actions reasonably necessary to complete the issuance, sale and transfer of the Corning Shares to Corning, including, without limitation, (i) filing of the corresponding increase of VIA’s registered share capital to the competent commercial register and (ii) delivery to Corning or its nominee of instruments of transfer and evidence of ownership of the Corning Shares in accordance with the provisions of the Deposit Agreement. After the capital increase of VIA for the creation of the Corning Shares has been duly recorded in the commercial register of the

Local Court of Nuremberg, VIA shall send a copy of a certified excerpt from the commercial register evidencing the occurrence of such registration to Corning.

2.4.                            Corning’s Obligations after the Closing. Within a period of three (3) Business Days following the receipt of the excerpt from the commercial register pursuant to Section 2.3 by Corning, Corning shall pay to VIA an amount equal to the Purchase Amount minus the amount of the Capital Contribution (converted into USD on the basis of the applicable USD/EUR exchange rate as published by the Wall Street Journal Europe at 11.00 am (German time) on the website “wsj.com” on the date of payment of the Contribution Amount to VIA) (the “Share Premium Payment”) in the form of a wire transfer in US dollars in immediately available funds to a bank account designated in writing by VIA at least three (3) Business Days before such payment becomes due. If Corning fails to make the Share Premium Payment pursuant to this Section 2.4 by the date required and within a further grace period of five (5) Business Days after a respective written notice by VIA, Corning shall be obliged, upon request of VIA, to transfer the Corning Shares subscribed by it to VIA or to VIA’s designee in return for reimbursement of the respective Capital Contribution. The Share Premium Payment shall be booked as an additional contribution (sonstige Zuzahlung) by Corning to the free capital reserves of VIA pursuant to Section 272(2) No. 4 of the German Commercial Code (HGB). It is hereby clarified that the payment obligation of Corning pursuant to Section 2.4 shall be considered as a voluntary share premium (schuldrechtliches Agio) and not as a corporative share premium (korporatives Agio).

Section 3.                                           Representations and Warranties of VIA. VIA represents and warrants to Corning by way of an independent guarantee irrespective of fault in the meaning of § 311 German Civil Code that the statements in Section 3.1 through Section 3.18 are true and correct as of the date hereof, except for the statements set forth in Sections 3.2, 3.4, 3.7 and 3.12, which will be true and correct as of the respective dates and event(s) referenced therein, (the “VIA Guarantees”), whereby the VIA Guarantees in Section 3.1 through Section 3.4 and Sections 3.11 and 3.12 are considered as “VIA Fundamental Guarantees”:

3.1.                            Organization. VIA is a stock corporation duly organized, validly existing and in good standing under the laws of Germany and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted by it and to carry out the transactions contemplated by this Agreement. VIA is duly qualified as a foreign corporation and is in good standing in all such jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any failure to be so qualified would not materially and adversely affect the financial condition, results of operations, assets or liabilities of VIA.

3.2.                            Capitalization. Immediately prior to the Closing and without giving effect to the IPO or the issuance of the Corning Shares, the sole holders and beneficial owners of VIA’s outstanding share capital are the persons set forth in the Preamble.

3.3.                            Authorization of this Agreement. The execution, delivery and performance by VIA of this Agreement as well as the issuance of the Corning Shares by VIA have been duly authorized by all requisite corporate action of VIA. VIA has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of VIA, enforceable in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles). The execution, delivery and performance of this Agreement, the issuance and delivery of the Corning Shares, and compliance with the provisions hereof by VIA do not and will not, with or without the passage of time or the giving of notice or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of VIA or the articles of association of VIA (collectively, the “Organizational Documents”), or any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body naming VIA.

3.4.                            Corning Shares. The Corning Shares, at the time the corresponding increase of VIA’s registered share capital has been registered with the commercial register, will be (i) validly issued and outstanding, fully paid and non-assessable, (ii) not subject to preemptive or any other similar rights of the shareholders of VIA or others, and (iii) be free and clear of any pledges, encumbrances, attachments or other third-party rights.

3.5.                            No Governmental Consent or Approval Required. No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by VIA for or in connection with the valid and lawful authorization, execution and delivery by VIA of this Agreement or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Corning Shares, except any filings and registrations to be made under the German Stock Corporation Act in connection with the issuance of the Corning Shares and exempted filings under applicable U.S. federal and state securities laws, which are not required to be made until after the Closing and which shall be made on a timely basis.

3.6.                            Financial Statements. The audited consolidated financial statements of VIA GmbH for the fiscal year 2017 ending December 31, 2017 and the unaudited consolidated financial statements of VIA GmbH for the fiscal year 2018 ending December 31, 2018, attached as Annex 3.6, were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board as of the relevant date and fairly present in all material aspects the consolidated financial condition and results of operations of the Group Companies as of the relevant date. VIA shall provide the audited consolidated financial statements of VIA GmbH for the fiscal year 2018 ending December 31, 2018 prior to the Closing Date to Corning and such audited consolidated financial statements will replace the unaudited consolidated financial statements of VIA GmbH for 2018 for purposes of the VIA Guarantee set forth in this Section 3.6.

3.7.                            Registration Statement. The Registration Statement, as of the date when it is declared effective by the SEC, will conform in all material respects to the requirements of the U.S. Securities Act and the rules and regulations thereunder and as of such date will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preliminary prospectus contained in the Registration Statement as of the date hereof does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading. The Final Prospectus, (A) at the time of filing of the Final Prospectus pursuant to Rule 424(b) under the U.S. Securities Act and (B) on the Closing Date, will conform in all material respects to the requirements of the U.S. Securities Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. “Registration Statement” means the registration statement of VIA on Form F-1, as amended, including any prospectus filed and to be filed pursuant to Rule 424 under the U.S. Securities Act, and any free writing prospectuses, relating to the IPO. “Final Prospectus” means the prospectus forming part of the Registration Statement which VIA shall file pursuant to Rule 424 under the U.S. Securities Act that discloses the public offering price, other information included pursuant to Rule 430A under the U.S. Securities Act and other final terms of the Ordinary Shares and the ADSs and otherwise satisfies Section 10(a) of the U.S. Securities Act.

3.8.                            Non-Contravention. The Group Companies are not in violation or default in any material respect of any provision of the Organizational Documents or of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to the Knowledge of VIA, of any provision of any statute, rule or regulation applicable to any Group Companies. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any material violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree or (ii) an event that results in the creation of any material lien, charge or encumbrance upon any material assets of any of the Group Companies or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, or authorization applicable to any of the Group Companies.

3.9.                            No Registration. Assuming the accuracy of the representations and warranties of Corning in Section 4, the offering, issuance and sale of the Corning Shares to Corning is exempt from registration requirements under the U.S. Securities Act pursuant to Section 4(a)(2) thereof.

3.10.                     Investment Company Act. VIA is not and, after giving effect to the offering and sale of the ADSs in the IPO and the Corning Shares pursuant hereto and the application of the proceeds thereof, will not be an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended.

3.11.                     Organization, Authority and Qualification of the Group Companies.

(a)                                 Each Group Company is a legal entity duly organized, validly existing and in good standing (to the extent such concepts are recognized under applicable law) under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted by such Group Company and to carry out the transactions contemplated by this Agreement.

(b)                                 Each Group Company is in good standing in all such jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any failure to be so qualified would not materially and adversely affect the consolidated financial condition, results of operations, assets or liabilities of the Group Companies.

(c)                                  There are no current insolvency, bankruptcy, liquidation or similar proceedings in respect of any of the Group Companies and no such proceedings have been threatened in writing against any of the Group Companies as of the Signing Date, and, to the Knowledge of VIA, no event has occurred which, under applicable law, would be reasonably likely to require or justify the commencement of or application for such proceedings.

(d)                                 The organizational documents of each Group Company are in full force and effect and no Group Company is in material violation of any of the provisions of its organizational documents.

3.12.                     Capitalization; Ownership.

(a)                                 The statements in the Preamble regarding the ownership in the shares of the Group Companies are true and correct. As of Closing, VIA will be the sole shareholder of VIA GmbH.

(b)                                 There are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments relating to the capital of any of the Group Companies obligating any of the Group Companies to issue or sell, or make payments with respect to, the capital of any of the Group Companies.

(c)                                  All shares in any of the Group Companies are (i) validly issued and outstanding, fully paid and non-assessable, (ii) not subject to preemptive or any other similar rights of the shareholders of VIA or others, and (iii) are free and clear of any pledges, encumbrances, attachments or other third-party rights.

(d)                                 The contributions towards the shares in the Group Companies have been fully paid up and have not been repaid in whole or in part. There are no obligations of any of the shareholders in any of the Group Companies to make additional contributions or subsidiary payments or to refund any amounts paid.

(e)                                  The current articles of association of the Group Companies are included in Annex 3.12(e). No shareholders’ resolutions have been adopted which change or modify the articles of association of the Group Companies.

(f)                                   None of the Group Companies own any shares or participation in any other company or legal entity (other than the Group Companies) and none of the Group Companies has entered into the obligation to acquire such shares or participation.

(g)                                  No Group Company is party to any enterprise agreements within the meaning of §§ 291, 292 of the German Stock Corporation Act, any silent partnership agreements, or any similar agreements which would entitle a third party to participate in the profits or revenues or to exercise control of any of the Group Companies.

3.13.                     Litigation. Except as set forth in Annex 3.13, as of the Signing Date, none of the Group Companies is involved in any lawsuit, arbitration, administrative or other proceedings pending or, to the Knowledge of VIA, threatened by or against it before any state court, arbitration tribunal or governmental agency.

3.14.                     Compliance with Laws.

(a)                                 Since their organization, the Group Companies have conducted their business and have used their assets in accordance in all material respects with all applicable material laws (including applicable laws regulating competition) and governmental orders applicable to the Group Companies and none of the Group Companies is in material violation of any such laws (including applicable laws regulating competition) or such governmental orders and no event has occurred or exists that (with or without notice or lapse of time) would constitute or result in a material violation of any such laws or such governmental orders. There is no outstanding governmental order imposed upon any of the Group Companies or any of their respective assets that would have or would reasonably be expected to have, individually or in the aggregate, a material adverse effect.

(b)                                 None of the Group Companies or, to the Knowledge of VIA, none of their directors, officers or employees acting on behalf of any of the Group Companies have used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials to assist any of the Group Companies in obtaining or retaining business or to other persons or established or maintained any unlawful funds or funds unrecorded in the books of any of the Group Companies, in each case which results in a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery/anti-corruption law. To the Knowledge of VIA, none of the Group Companies have accepted or received any contributions, payments, gifts or expenditures in violation of applicable law.

(c)                                  The Group Companies have reasonable procedures to ensure that the officers, directors and employees of the Group Companies comply with applicable anti-corruption law.

(d)                                 None of the Group Companies or, to the Knowledge of VIA, none of its directors, officers or employees acting on behalf of any of the Group Companies is or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence or alleged offence under applicable anti-corruption law, no such investigation, inquiry or proceedings are pending or have been threatened and there are no circumstances likely to give rise to any such material investigation, inquiry or proceedings.

(e)                                  The Group Companies have complied in all material respects with all (employment) obligations towards the employees of the Group Companies applicable by law, collective agreements or individual agreements in all material respects.

3.15.                     Permits.

(a)                                 The Group Companies hold all material permits and other material public law approvals which are required under applicable law in order to operate and conduct their business as currently operated and conducted and all such permits and approvals are valid and subsisting in all material respects. As per the Signing Date, no such permit and other public law approval has been cancelled or revoked, and, to the Knowledge of VIA, no such cancellation or revocation has been threatened. The Group Companies conduct their respective business in compliance with all material provisions of such permits or public law approvals.

(b)                                 None of the Group Companies has received, has been granted or has applied for any state aids and subsidies.

3.16.                     Data and Privacy Protection.

(a)                                 Except as set forth in Annex 3.16(a), since their foundation each of the Group Companies has complied in all material respects with (i) all applicable laws concerning personal information, data security, cyber security, data privacy, (ii) its written privacy policies relating to the use, collection, storage, disclosure and transfer of any personal information and (iii) any contractual obligations that govern the use, collection, storage, disclosure and transfer of any personal information. No action is pending or, to the Knowledge of VIA, threatened against any of the Group Companies resulting from the collection, use, disclosure, protection or security of personal information by any Group Company.

(b)                                 The Group Companies have taken commercially reasonable steps to ensure that each third party that provides a Group Company with personal information has collected and provided that personal information in all material respects consistent with applicable laws, their own written privacy policies, and their usage and sharing rights.

(c)                                  Since their formation, to the Knowledge of VIA, the Group Companies have not suffered a security breach that has resulted in the loss of personal information.

3.17.                     Intellectual Property.

(a)                                 The intellectual property of the Group Companies, which includes for purposes of this Section 3.17 any software rights, together with the rights to use intellectual property pursuant to a contract providing for licenses of intellectual property from or to any of the Group Companies, excluding licenses to customers and end users granted in the ordinary course of business, constitutes all intellectual property that is used in or necessary for the conduct of the business of the Group Companies as currently conducted.

(b)                                 Except as set forth in Annex 3.17(b), no action is pending or, to the Knowledge of VIA, threatened against any of the Group Companies alleging infringement, violation, misappropriation or misuse by any of the Group Companies of any intellectual property of any person. To the Knowledge of VIA, the conduct of the business as currently conducted by the Group Companies does not infringe, violate, misappropriate or misuse any intellectual property of any person. To the Knowledge of VIA, none of the intellectual property of any of the Group Companies is infringed, violated, misused or misappropriated by any person.

3.18.                     Information in Data Room. VIA has compiled the information provided to Corning in the data room in good faith.

3.19.                     Knowledge of VIA. “Knowledge of VIA” means (x) the actual knowledge of Jürgen Eichner (CEO) or Daniel Jürgens after due inquiry of their direct reports or (y) the actual knowledge of Jasmin Wörle (CMO), Christine Albert (Legal and Patents) or Howard Ho (GM-Suzhou).

Section 4.                                           Representations and Warranties of Corning. Corning represents and warrants to VIA by way of an independent guarantee irrespective of fault in the meaning of § 311 German Civil Code that the statements in Section 4.1 through Section 4.8 are true and correct as of the date hereof (the “Corning Guarantees”):

4.1.                            Purchase for Investment. Corning is acquiring the Corning Shares for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the U.S. Securities Act.

4.2.                            Unregistered Securities. Corning understands that the Corning Shares will not be certificated in one single share certificate available to Corning, but moreover, will be certificated, together with the other outstanding ADSs, in a global share certificate. Corning further understands that, except as provided in Section 5.3, the Corning Shares will not be registered under the U.S. Securities Act or any U.S. state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the U.S. Securities Act and such rules and regulations thereunder, that the Corning Shares must be held indefinitely unless they are subsequently registered under the U.S. Securities Act and such state securities laws or a subsequent disposition thereof is exempt from registration, and that appropriate stop transfer instructions may be issued with respect to the Corning Shares. Corning further understands that such exemption depends upon, among other things, the bona fide nature of Corning’s investment intent expressed herein.

4.3.                            Status of Investor. Corning has not been formed for the specific purpose of acquiring the Corning Shares pursuant to this Agreement. Corning understands the term “accredited investor” as used in Regulation D promulgated under the U.S. Securities Act and represents and warrants to VIA that Corning is an “accredited investor” for purposes of acquiring the Corning Shares purchasable by it hereunder.

4.4.                            Knowledge and Experience; Economic Risk. Corning has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of companies similar to the Company so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. Corning is able to bear the economic risk of such investment, including a complete loss of the investment.

4.5.                            Access to Information.                    Corning acknowledges that it and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of VIA concerning VIA and its business and the transactions contemplated by this Agreement and to obtain any additional information which VIA has advised Corning that it possesses or can acquire that is necessary to verify the accuracy of the information regarding VIA herein set forth or otherwise desired by Corning in connection with Corning’s purchase of the Corning Shares purchasable by it hereunder.

4.6.                            Place of Business. Corning has listed its principal place of business or registered address under its name on the signature page hereto.

4.7.                            Authorization of this Agreement. Corning has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of Corning, enforceable against Corning in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

4.8.                            No Additional Warranties or Representations; Due Diligence. Corning, on behalf of itself and its affiliates, acknowledges that no Group Company nor any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding any Group Company, the Corning Shares or the business of the Group Companies, which has been communicated, furnished or made available to Corning or its equityholders, members, managers, partners, officers, directors, employees, agents, attorneys, accountants, advisors and representatives (collectively, “Representatives”), except as expressly set forth in Section 3. No Group Company nor any other person shall have or be subject to any liability to Corning or any other person resulting from the distribution to Corning or its Representatives, or any of Corning’s or its Representatives’ use of, any such information, documents or material made available to any of them in records stored on computer disks, in online or physical “data rooms,” provided during management presentations or in any other forms in expectation of the transactions contemplated by this Agreement except as expressly set forth in, and subject to the limitations of, Section 9 of this Agreement. Corning, on behalf of itself and its affiliates acknowledges and agrees that neither it nor any of its Representatives has relied, and none of such persons are relying, upon any statement, warranty or representations (whether written or oral) not made in Section 3. Corning and its Representatives have received from or on behalf of the Group Companies certain estimates, budgets, forecasts, plans and financial projections (“Forward-Looking Statements”), and Corning, on behalf of itself and its affiliates, acknowledges that (i) there are uncertainties inherent in making Forward-Looking Statements and (ii) it is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Forward-Looking Statements so furnished to it and its Representatives (including the reasonableness of the assumptions underlying Forward-Looking Statements where such assumptions are explicitly disclosed). Except as expressly set forth in Section 3, neither the Group Companies nor any other person is making any representation or warranty with respect to, or shall have or be subject to any liability to Corning, or any other person resulting from, the distribution to any of Corning or its Representatives, or their use of, Forward-Looking Statements.

Section 5.                                           Covenants.

5.1.                            NYSE Listing. VIA shall use its commercially reasonable efforts to effectuate the IPO and to cause the ADSs subject to the IPO and constituting the Corning Shares to be listed on the New York Stock Exchange at the Closing, subject to official notice of issuance. VIA shall inform Corning promptly after the occurrence of each of the following actions: (i) any determination by VIA to abandon the IPO; (ii) the date on which the Registration Statement is initially submitted confidentially to the SEC; (iii) the date on which the Registration Statement initially is publicly filed with the SEC; (iv) the date on which the preliminary prospectus supplement containing a bona fide price range relating to the IPO is filed with the SEC; and (v) the date on which the SEC declares the Registration Statement effective under the Securities Act.

5.2.                            Removal of Restrictions. It is understood and agreed by VIA that any stop transfer instructions referred to in Section 4.2 issued by VIA shall be removed, upon written request by Corning to VIA (and at Corning’s cost), and VIA shall take such actions to effectuate such removal as may be required by the Depositary, at any time at which the Corning Shares (i) are registered under the U.S. Securities Act and sold pursuant to such registration, (ii) are sold or to be sold under Rule 144 under the U.S. Securities Act (“Rule 144”), or otherwise in a transaction exempt from, or not subject to, the registration requirements of the U.S. Securities Act, (iii) may be sold or otherwise transferred without registration under the U.S. Securities Act and (iv) from and after the first anniversary after the Closing Date, provided that, in each such case, Corning provides customary representations reasonably acceptable to VIA in relation thereto, including in the case of clause (iv), that Corning is not an “affiliate” of VIA within the meaning of Rule 144.

5.3.                            Registration Rights.

(a)                                 If at any time following the date of this Agreement that any Registrable Securities (as defined below) remain outstanding and are not freely tradable under Rule 144 (A) there are not one or more effective registration statements under the U.S. Securities Act covering all of the Registrable Securities and (B) VIA proposes for any reason to register any Ordinary Shares or ADSs under the U.S. Securities Act (other than pursuant to a registration statement on Form F4 or Form F-8 (or a similar or successor form)) with respect to an offering by VIA for its own account or for the account of any of its holders of Ordinary Shares or ADSs, it shall at each such time promptly give prompt written notice to Corning of its intention to do so and, to the extent permitted under the provisions of Rule 415 under the U.S. Securities Act, include in such registration all Registrable Securities with respect to which Corning has requested inclusion therein within fifteen (15) Business Days after receipt of VIA’s notice (or five (5) Business Days if VIA states in such written notice or gives telephonic notice to Corning with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form F3 and (ii) such shorter period of time is required because of an earlier planned filing date) (a “Piggyback Registration”). Such notice shall offer Corning the opportunity to register such number of shares of Registrable Securities as Corning may request and shall indicate the intended method of distribution of such Registrable Securities.

(b)                                 If the managing underwriter of any underwritten offering shall inform VIA by letter of its belief that the number of Registrable Securities requested to be included in such registration pursuant to this Section 5.3, when added to the number of other securities to be offered in such registration by VIA, would materially adversely affect such offering, then VIA shall include in such registration, to the extent of the total number of securities which VIA is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering, securities in the following priority: (x) first, all ADSs or Ordinary Shares or securities convertible into, or exchangeable or exercisable for, ADSs or Ordinary Shares that VIA proposes to register for its own account; and (y) second, the Registrable Securities and any other securities requested to be included that are owned by all holders thereof requesting inclusion, pro rata based on the respective amounts of Registrable Securities and other securities held by Corning and such other holders.

(c)                                  Notwithstanding the foregoing, (A) if such registration involves an underwritten public offering, Corning must sell its Registrable Securities to, if applicable, the underwriter(s) at the same price and subject to the same underwriting discounts and commissions that apply to the other securities sold in such offering and subject to Corning entering into customary underwriting documentation for selling stockholders in an underwritten public offering, and (B) if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, VIA shall determine for any reason not to cause such registration statement to become effective under the U.S. Securities Act, VIA shall deliver written notice to Corning and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

(d)                                 For purposes of this Agreement “Registrable Securities” means (i) the Corning Shares and (ii) any other securities issued or issuable with respect to or in exchange for the Corning Shares, whether by way of a stock dividend or distribution, stock split or similar transaction, or by merger, charter amendment, or otherwise; provided, that, a security shall cease to be a Registrable Security (and any obligation of VIA with respect thereto shall terminate) for so long as (a) a registration statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the U.S. Securities Act and such Registrable Securities have been disposed of by the holder thereof in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) from and after the second anniversary of the Closing Date, such securities are eligible for resale pursuant to Rule 144 without volume or manner-of-sale restrictions and without current public information.

5.4.                            Market Stand-Off. Corning agrees that from the Closing Date and until 180 days after the date of the Final Prospectus, upon written request by the managing underwriter or underwriters of the IPO, and subject to agreement by VIA’s directors, executive officers and other holders of Ordinary Shares or ADSs to enter into substantially the same undertakings (subject to the proviso in the last sentence of this Section 5.4), without the consent of VIA, Corning shall not: (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Corning Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Corning Shares; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Corning Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Corning Shares or such other securities, in cash or otherwise; (iii) make any demand for, or exercise any right with respect to, the registration of Corning Shares or any security convertible into or exercisable or exchangeable for Corning Shares; or (4) publicly disclose the intention to do any of the foregoing. Notwithstanding the foregoing, Corning shall be entitled to any exceptions to such restrictions which shall be granted to any other party to such undertakings; provided that Corning’s entitlement to any such exception shall not apply to any exception that is granted solely and exclusively to Mr. Jürgen Eichner.

5.5.                            Potential Private Placement. If the Closing shall not have occurred as of the IPO Deadline (as defined below), then, from the IPO Deadline and until 6 month of the IPO Deadline, Corning shall have the option, but not the obligation, to engage in good faith negotiations with VIA regarding a potential equity investment in VIA (or one of its affiliates) by Corning based on an investment amount by Corning of USD 20,000,000 (in words: US Dollars twenty million) and assuming a pre-money valuation of VIA of USD 400,000,000 (in words: US Dollars four-hundred million).

Section 6.                                           Conditions Precedent to Closing by Corning. The obligation of Corning to subscribe the Corning Shares and pay the Purchase Amount at the Closing is subject to satisfaction (or waiver by Corning) of the following conditions precedent at or before the Closing (the “Corning Closing Conditions”):

6.1.                            Representations and Warranties Correct. Each of the representations and warranties of VIA contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for (a) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing, and (b) those representations and warranties which (i) are qualified as to materiality or (ii) provide that the Company’s failure to comply with such representation or warranty would not result in a material adverse effect shall be true and accurate in all respects as of the Closing.

6.2.                            Closing of IPO. The IPO shall have closed and the underwriters shall have purchased from VIA, concurrently with the subscription of the Corning Shares by Corning hereunder, the number of ADSs at the price per share to the public set forth on the cover of the Final Prospectus (less any underwriting discounts or commissions) on or before September 30, 2019 (the “IPO Deadline”).

6.3.                            NYSE Listing. The ADSs subject to the IPO and constituting the Corning Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

6.4.                            Commercial Agreements.

(a)                                 The Commercial Agreements shall not have been terminated in accordance with their terms (i) by VIA (other than a termination pursuant to a material breach of such Commercial

Agreements by Corning) or (ii) by Corning due to a breach of a Commercial Agreement by the respective Group Companies; or

(b)                                 The respective Group Companies have not materially breached any obligations of the Commercial Agreements, unless such breach is capable of being cured within the respective cure period and the respective Group Companies are working diligently to cure such breach.

6.5.                            Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance of the Corning Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6.6.                            Waiver by Corning. Corning is entitled to waive any of the Corning Closing Conditions other than the condition set forth in Section 6.2 by written notice to VIA, such waiver to be declared until one month after the expiration of the IPO Deadline at the latest.

Section 7.                                           Conditions Precedent to Closing by VIA.

The obligation of VIA to exclusively admit Corning to subscribe the Corning Shares and to issue the Corning Shares to Corning at the Closing is subject to satisfaction (or waiver by VIA) at or before the Closing of the following conditions precedent (the “VIA Closing Conditions”)

7.1.                            Representations and Warranties Correct. Each of the representations and warranties made in Section 4 by Corning shall be true and correct in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

7.2.                            Closing of IPO. The IPO shall have closed and the underwriters shall have purchased from VIA, concurrently with the subscription of the Corning Shares by Corning hereunder, the number of ADSs at the price per share to the public set forth on the cover of the Final Prospectus (less any underwriting discounts or commissions) on or before the IPO Deadline.

7.3.                            Commercial Agreements. The Commercial Agreements shall not have not been terminated in accordance with their terms by Corning, except where such termination by Corning is due to the uncured breach of a Commercial Agreement by the respective Group Companies.

7.4.                            Waiver by VIA. VIA is entitled to waive any of the VIA Closing Conditions other than the condition set forth in Section 7.2 by written notice to Corning, such waiver to be declared until one month after the expiration of the IPO Deadline at the latest.

Section 8.                                           Fees and Expenses. Each party to this Agreement shall bear all of its own fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including all fees of such party’s legal counsel; provided, that the notary costs and commercial register fees incurred in connection with the issuance of the Corning Shares shall be borne by VIA.

Section 9.                                           Remedies.

9.1.                            Rights of Corning prior to Closing. In case any one or more of the representations set out in Section 3 or any of the covenants set out in Section 5 have been breached by VIA prior to Closing and first identified by Corning prior to Closing, Corning may either (i) enforce its right under Section 5 or (ii) rescind this Agreement by notice vis-a-vis VIA with the effect for all parties and no party shall have any obligation or liability deriving from this Agreement, but Corning shall not be entitled to claim for damages as a result of any such breach of the respective representations or covenant.

9.2.                            Rights of Corning after Closing. In case any one or more of the representations set out in Section 3 have been breached by VIA prior to Closing and first identified by Corning after the Closing, Corning may first demand VIA to cure the breach of the respective representation by way of specific performance. If specific performance (i) is not rendered by VIA within a period of one month after the breach has been notified by Corning in writing to VIA or (ii) is in Corning’s reasonable good faith opinion insufficient to compensate Corning for its reasonable and documented Losses suffered as a result of the breach of the representation, VIA shall pay to Corning monetary damages in accordance with and subject to the limitations of the provisions set forth in this Section 9. Under no circumstances, however, shall VIA have any obligation to pay damages to Corning if and to the extent such payment would violate the capital preservation provisions of § 57 German Stock Corporation Act, as applicable to VIA:

(a)                                 VIA shall pay monetary damages to Corning for the Losses incurred by Corning, whereby for the purposes of this Agreement “Losses” means only (x) direct damages and (y) indirect or consequential damages or loss of profits, each solely to the extent that such damages or losses are the reasonably foreseeable result of the breach of the VIA Guarantees and excludes (i) all indirect or consequential damages or loss of profits not recoverable pursuant to the immediately preceding clause 9.2(a)(y), (ii) punitive or exemplary damages, (iii) diminution in the value of the Corning Shares, (iv) any losses computed on the basis of, or related to, the value of the Corning Shares and/or VIA, (v) damages/losses to the good will of VIA, (vi) lost opportunities, (vii) frustrated costs and expenses, and (viii) internal costs incurred by Corning.

(b)                                 VIA shall not be obligated to pay monetary damages, if and to the extent that (i) the matter to which Corning’s claim relates has been reserved for in the audited financial statements 2017 of VIA optronics GmbH, (ii) Corning or any of its affiliates after Closing has participated in causing such claim pursuant to § 254 (1) German Civil Code or has failed to comply with its duty to mitigate damages pursuant to § 254 (2) German Civil Code or (iii) the claim results from, or is increased by, the passing of, or any change in any law, statute, ordinance, rule, regulation, common law rule or administrative practice of any government, governmental department, agency or regulatory body after the date of this Agreement.

(c)                                  No liability to pay monetary damages shall attach to VIA under this Section 9.2 based on breaches of the VIA Guarantees, if and to the extent (i) an individual claim or series of related claims of Corning under this Section 9.2 relate to Losses not exceeding an amount of $50,000.00 (the “De Minimis Amount”) and (ii) the individual claim or series of related claims (taken together) — provided that events which result in Losses in an amount beneath the De Minimis are not taken into consideration — relate to Losses not exceeding $200,000.00 (the “Basket”) whereby only the Losses, if any, in excess of the Basket shall be compensated.

(d)                                 The aggregate liability of VIA for all claims of Corning under this Section 9.2 shall (i) as regards the VIA Guarantees, other than the VIA Fundamental Guarantees, in no event exceed the amount of $3,000,000.00 and (ii) as regards the VIA Fundamental Guarantees, including any liability on account of the other VIA Guarantees, in no event exceed the amount of the Purchase Price (the “Liability Cap”).

(e)                                  In case damages have been incurred on the level of any of the Group Companies and such damages qualify as Losses for purposes of this Agreement, the amount of any such Loss to be compensated to Corning shall be calculated by the amount of the damages incurred by the applicable Group Company giving rise to such Loss multiplied by the applicable indirect ownership stake of Corning represented by the Corning Shares as of the Closing Date after giving effect to the consummation of the IPO.

(f)                                   All claims of Corning under this Section 9.2 on account of breaches of the VIA Guarantees shall become time-barred (i) as regards the VIA Guarantees, other than the VIA Fundamental Guarantees, eighteen (18) months after the Closing Date and (ii) as regards the VIA Fundamental Guarantees three (3) years after the Closing Date.

(g)                                  All claims of Corning under this Section 9.2 on account of breaches of the VIA Guarantees shall be excluded to the extent that the underlying facts (i) have been reasonably identified on the face of the Annexes pertaining to this Agreement and any VIA Guarantee or (ii) are described in the Registration Statement. Furthermore, Section 442 of the German Civil Code and Section 377 of the German Commercial Code shall not apply.

9.3.                            Remedies after Closing. After the Closing Date each party in case of any breach of covenants or representations under this Agreement may proceed to protect and enforce its rights under this Agreement either by suit or by action at law, including, but not limited to, an action for damages as a result of any such breach of the representation or covenant; provided, however, that Corning shall be entitled to claim damages due to a breach of VIA of one or more of the representations set out Section 3 only in accordance with Section 9.2.

9.4.                            No other Remedies. This Section 9 provides the sole remedies of the parties for breaches of representations or covenants under this Agreement. Any further claims and remedies against a party, irrespective of which nature, amount or legal basis, are hereby expressly waived and excluded, in particular, without limitation, claims under pre-contractual fault (§§ 311 para. 2 and 3, 241 para. 2 German Civil Code), for breach of contract on the basis of statutory warranty provisions or tort as well as any and all other claims, which could, due to a rescission, except for the rights set forth in Section 9.1, challenging, reduction of the Purchase Amount or any other reasons, result in the termination, invalidity or winding up of this Agreement, an amendment of its content or a repayment or reduction of the Purchase Amount, unless such claim is based on willful act of or fraudulent misrepresentation by such party.

Section 10.                                    Entire Agreement; Effect on Prior Documents. This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto. Subject to Section 21(b) below, the terms of this Agreement, including the names of the parties hereto, may be described by VIA in the Registration Statements and otherwise as required by the U.S. Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Section 11.                                    Notices. All notices, requests, consents and other communications hereunder (“Notices”) to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (a) when delivered in person or duly sent by fax showing confirmation of receipt, (b) three days after being duly sent by first class mail postage prepaid (other than in the case of Notices to or from any non-U.S. resident, which Notices must be sent in the manner specified in clause (a) or (c)), or (c) two days after being duly sent by DHL, Federal Express or other recognized express international courier service:

(a)                                 if to VIA and/or VIA GmbH, to:

VIA Optronics GmbH

Lettenfeldstraße 15, 90592 Schwarzenbruck, Germany

Attn.: Daniel Jürgens, CFO

Email: DJuergens@via-optronics.com

with a copy (which shall not constitute notice) to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036-6797

Attn: Federico Pappalardo, Esq.

          David Rosenthal, Esq.

          Gregory Schernecke, Esq.

          Fax: (212) 698-0416

(b)                                 if to Corning, to:

Corning Research & Development Corporation

One Riverfront Plaza

Corning, New York 14831

Attn: Corporate Secretary

with a copy (which shall not constitute notice) to:

Hogan Lovells International LLP

Karl-Scharnagl-Ring 5

80539 Munich, Germany

Attn: Volker Geyrhalter, Esq.

Fax: +49 89 29012 222

Section 12.                                    Amendments; Waivers. This Agreement may be amended, and compliance with the provisions of this Agreement may be omitted or waived, only by the written agreement of VIA and Corning.

Section 13.                                    Rescission Rights.

(a)                                 If the Corning Closing Conditions have not been fulfilled or waived by Corning on or before the IPO Deadline, Corning is entitled in its own discretion to withdraw (zurücktreten) from this Agreement within thirty (30) Business Days after the expiry of the IPO Deadline by written declaration to VIA.

(b)                                 If the VIA Closing Conditions have not been fulfilled or waived by VIA on or before the IPO Deadline, VIA is entitled in its own discretion to withdraw (zurücktreten) from this Agreement within thirty (30) Business Days after the expiry of the IPO Deadline by written declaration to Corning.

(c)                                  In case of a rescission or termination, this Agreement shall terminate except for the provisions set forth in Section 8 (Fees and Expenses), Section 11 (Notices), Section 18  (Governing Law), Section 19 (Venue), Section 21 (Confidentiality) and Section 22 (Final Provisions) which shall continue in further effect. In case of a rescission by VIA pursuant to Section 13(b) above, Section 5.5 (Potential Private Placement) shall continue to apply.

Section 14.                                    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

Section 15.                                    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 16.                                    Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

Section 17.                                    Corning’s Nomination Right. Corning shall be entitled to nominate an affiliate of Corning to serve as transferee regarding the Corning Shares instead of Corning by written notice to VIA no later than five (5) Business Days prior to the Expected Closing Date (such nominee the “Transferee”). In case Corning makes use of its nomination right pursuant to Section 17, the transfer of the Corning Shares at Closing shall not be effected to Corning but directly to the Transferee.

Section 18.                                    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Federal Republic of Germany, to the exclusion of the UN Sales Convention (CISG) without regard to its principles of conflicts of laws.

Section 19.                                    Venue. All disputes arising in connection with this Agreement or about its validity will be finally settled by a written arbitral award stating the reasons for the decision rendered by an arbitral tribunal in accordance with the Arbitration Rules of the German Institution of Arbitration e.V. (DIS) and to the exclusion of the jurisdiction of the courts of law. The arbitral tribunal may also render an award on the validity of this arbitration clause, which award will be binding on the courts of law. The place of arbitration will be Munich, Germany. The number of arbitrators will be three (3). The language of the arbitral proceeding will be German.

Section 20.                                    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, each of the successors and assigns of the parties hereto and, except as otherwise expressly provided herein, each other person who shall become a registered holder named in a certificate evidencing Corning Shares transferred to such holder by Corning or its permitted transferees, and (except as aforesaid) its legal representatives, successors and assigns.

Section 21.                                    Confidentiality; Consent.

(a)                                 The Parties mutually undertake to keep the contents of this Agreement secret and confidential vis-à-vis any third party except to the extent that the relevant facts are in the public domain or the disclosure of which is required by law. In the latter case, the Parties shall, however, inform each other prior to such disclosure and shall limit any disclosure to the minimum required. No press release or other public announcement concerning the transactions contemplated by this Agreement shall be made by either Party unless the form and text of such announcement has first been approved by the other Party, except that — if and to the extent a Party is required by law or by applicable stock exchange regulations to make an announcement — it may do so after first consulting with the other Party.

(b)                                 VIA is entitled to describe the transaction set forth in the Agreement in the Registration Statement and any other offering documents relating to the IPO, including the name of Corning; provided, that Corning shall consent to such disclosure before such disclosure is initially confidentially submitted to or filed with the SEC and thereafter prior to any material change to such disclosure; provided, however, that any such consent shall not be unreasonably withheld, delayed or conditioned by Corning.

Section 22.                                    Final Provisions.

(a)                                 VIA GmbH shall guarantee the due performance of all obligations of VIA under this Agreement.

(b)                                 “Business Day” for purposes of the Agreement means any day other than a Saturday, Sunday or public holiday on which banks are generally open for business in Munich, Germany and New York, USA.

(c)                                  This Agreement or any of its provisions may be amended, waived or terminated only by written instrument (or in any stricter form required by mandatory law) executed by both Parties and explicitly referring to this Agreement.

(d)                                 This Agreement is made in the English language. Any term to which a German translation has been added shall be interpreted throughout this Agreement as having the meaning assigned to it by such German translation. All other English language terms shall be interpreted without specific reference to any meaning attributed to them under English language legal system. With respect to any applicable jurisdiction other than Germany, such term shall be interpreted in accordance with comparative law (rechtsvergleichend) to come as close as possible to the legal meaning of the German term in such other applicable jurisdiction.

(e)                                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)                                   The term “including” means in all instances “including without limitation”. The term “shall” implies a strict liability to take or omit an action.

(g)                                  The Exhibits, Annexes and Schedules to this Agreement are an integral part of this Agreement and any reference to this Agreement includes this Agreement and the Exhibits, Annexes and Schedules as a whole.

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IN WITNESS WHEREOF, the undersigned have executed this Investment Agreement as of the day and year first written above.

VIA OPTRONICS AG

By:	/s/ Jürgen Eichner
Name: Jürgen Eichner
Title: Member of the Management Board

By:	/s/ Daniel Jürgens
Name: Daniel Jürgens
Title: Member of the Management Board

IN WITNESS WHEREOF, the undersigned have executed this Investment Agreement as of the day and year first written above.

VIA OPTRONICS GmbH

By:	/s/ Jürgen Eichner
Name: Jürgen Eichner
Title: Managing Director

By:	/s/ Daniel Jürgens
Name: Daniel Jürgens
Title: Managing Director

IN WITNESS WHEREOF, the undersigned have executed this Investment Agreement as of the day and year first written above.

CORNING Research & Development Corporation

By:	/s/ Lawrence D. McRae
Name: Lawrence D. McRae
Title: Vice Chairman & Corporate Development Officer